Exhibit 22.   Subsidiaries of Echlin Inc. (indirect subsidiaries are indented)

                                          State or Jurisdiction     Percentage of
Name                                      Where Organized           Securities Owned
- ------                                    ---------------------     ----------------
Ace Electric Company, Inc.                     Missouri                      100
Automotive Brake Company Inc.                  Delaware                      100
  Brake Parts Inc.                             Delaware                      100
  Friction Inc.                                Delaware                      100
  Hydraulics Inc.                              Delaware                      100
Automotive Controls Corp.                      Connecticut                   100
Beck/Arnley Worldparts Corp.                   Delaware                      100
Blackstone Manufacturing Co., Inc.             Illinois                      100
BWD Automotive Corporation                     Delaware                      100
BWD Automotive of Puerto Rico, Inc.            Puerto Rico                    70
Corporation Lusac and Comfhia, S.A. de C.V.    Mexico                        100
  Frenos Lusac, S.A. de C.V.                   Mexico                        100
Echlin Argentina S.A.                          Argentina                     100
Echlin Asset Funding Corp.                     Connecticut                   100
Echlin Australia (Pty.) Ltd.                   Australia                     100
Echlin (Bermuda) Ltd.                          Bermuda                        99
Echlin Canada Inc.                             Canada                        100
  Brake Parts Canada Inc.                      Ontario                       100
  Distex Ind. Inc.                             Ontario                       100
  Neelon Casting Ltd.                          Ontario                       100
Echlin Charger Mfg. Co. (Pty.) Ltd.            South Africa                   92
Echlin China Limited                           Hong Kong                     100
Echlin Comercial, S.A. de C.V.                 Mexico                        100
Echlin Dominicana, S.A.                        Dominican Republic            100
Echlin de Saltillo, S.A. de C.V.               Mexico                        100
Echlin Europe Limited                          England                       100
  Grau Limited                                 England                       100
  Hobourn Automotive Limited                   England                       100
  Lipe Limited                                 England                       100
  Quinton Hazell plc                           England                       100
    Motaproducts Automotive Limited            England                       100
    Quinton Hazell Holdings Espana, S.A.       England                       100
       La Industrial Plastica Y
         Metalurgica, S.A.                     Spain                         100
Echlin Holding Deutschland GmbH                Germany                       100
  Echlin Grundstucksverwaltung
    (Deutschland) GmbH                         Germany                       100
  Fahrzeugtechnik Ebern GmbH                   Germany                       100
  Move Brems - und Kupplungsschlauch GmbH      Germany                       100
Echlin International, V.I., Inc.               Virgin Islands                100
Echlin-Ponce, Inc.                             Delaware                      100
The Echlin Sales Company                       Connecticut                   100
Echlin Taiwan Ltd.                             Taiwan                        100
Emboabas Industria e Comercio Limitada         Brazil                        100
  Echlin do Brasil S.A.                        Brazil                        100
Grau GmbH                                      Germany                       100
Grupo Echlin Automotriz, S.A. de C.V.          Mexico                        100
Inversiones Echlin, S.A. de C.V.               Mexico                        100
  Echlin Mexicana, S.A. de C.V.                Mexico                        100
  Itapsa, S.A. de C.V.                         Mexico                        100
  Servicios Administrativos Itapsa,
    S.A. de C.V                                Mexico                        100
Inversora Sabana, S.A.                         Venezuela                     100
  Echlin de Venezuela, C.A.                    Venezuela                     100
     Echlin de Colombia, Ltda.                 Colombia                      100
Midland Brake, Inc.                            Delaware                      100
Mr. Gasket, Inc.                               Delaware                      100
Pacer Industries, Inc.                         Missouri                      100
PAH Mexico Inc.                                Delaware                      100
  Balatas American Brakebloks, S.A. de C.V.    Mexico                        100
Prattville Mfg., Inc.                          Delaware                      100
Ristance Corporation                           Indiana                       100
Sierra International Inc.                      Illinois                      100

                                          State or Jurisdiction     Percentage of
Name                                      Where Organized           Securities Owned
- ----                                      ---------------------     ----------------
Sprague Devices, Inc.                          Indiana                     100
Tekonsha Engineering Company                   Michigan                    100
Theodore Bargman Co.                           Michigan                    100
United Brake Systems Inc.                      Delaware                    100
WAWD-EAP Automotive Products, Inc.             Delaware                    100
W.M. Holding Co., Inc.                         Delaware                    100
  Producciones Automotrices, S.A. de C.V.      Mexico                      100
Windsor Products Company, Inc.                 New Jersey                  100
479152 British Columbia Ltd.                   British Columbia            100